Exhibit 4.1

WARRANT AGREEMENT

between

CITADEL BROADCASTING CORPORATION

and

MELLON INVESTOR SERVICES LLC,

AS WARRANT AGENT

Dated as of June 3, 2010

This WARRANT AGREEMENT (the “Agreement”) is dated as of June 3, 2010, between CITADEL BROADCASTING CORPORATION, a Delaware corporation (the “Company” or “Citadel”), and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), a New Jersey limited liability company, as warrant agent (the “Warrant Agent”).

W I T N E S S E T H

WHEREAS, pursuant to the Joint Plan of Reorganization of the Company and certain of its affiliates, as confirmed on May 17, 2010 by order of the United States Bankruptcy Court for the Southern District of New York, as the same may be amended, modified or supplemented from time to time in accordance with terms thereof (the “Plan”), the Company proposes to issue warrants (the “Warrants”) entitling the holders thereof to purchase shares of the Company’s class B common stock, par value $0.001 per share (the “Class B Common Stock”).

WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange, exercise and conversion of the Warrants.

WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights and obligations of the Company, the Warrant Agent, the Registered Holders and the Holders.

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Plan, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

Section 1.1. Certain Defined Terms. Capitalized terms used in this Agreement shall have the following respective meanings, except as otherwise provided herein or as the context shall otherwise require:

“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than fifty percent (50%) of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. As used herein, “Control,” whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Agreement” has the meaning specified in the introduction of this Agreement.

“Board of Directors” means the board of directors of the Company and shall include a subcommittee of the board of directors appointed to represent the board of directors with respect to this Agreement.

“Book-Entry Warrants” shall mean Warrants issued by book-entry registration in the books and records of the Warrant Agent.

“Business Day” means any day which is not a day on which banking institutions in New York City, New York and New Jersey are authorized or obligated by law or executive order to close.

“Certificate of Incorporation” means the Fourth Amended and Restated Certificate of Incorporation of the Company, adopted as of the Effective Date, as the same may be amended or restated from time to time.

“Change of Control” means the occurrence of (A) any consolidation or merger of the Company with or into any other entity, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or other transaction, own capital stock either (I) representing directly, or indirectly through one or more entities, less than 50% of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or other transaction or (II) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of the directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or other transaction, or (B) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of 50% of the Company’s voting power is owned by any Person or “group” (as such term is used in Rule 13d-5 under the Exchange Act); provided that any consolidation or merger effected exclusively to change the domicile of the Company or to form a holding company in which the stockholders of the Company immediately prior to such consolidation or merger own capital stock representing economic interests and voting power with respect to such redomiciled entity or holding company in substantially the same proportions as their ownership of capital stock of the Company shall be excluded from clauses (A) and (B) above.

“Common Stock” means the Class A Common Stock, par value $0.001 per share, and the Class B Common Stock, par value $0.001 per share, of the Company, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

“Communication” has the meaning specified in Section 9.3(a).

“Company” has the meaning specified in the introduction of this Agreement.

“Depositary” has the meaning specified in Section 2.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Form” has the meaning specified in Section 3.3.

“Exercise Price” means $0.001 per share of Class B Common Stock, which amount is not subject to adjustment.

“Expiration Date” means, with respect to any Warrant, June 3, 2030, the twentieth anniversary of the Original Issuance Date, or, if earlier, the date of the consummation of a Change of Control pursuant to which the provisions of Section 4.1(c) apply.

“FCC” means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the Effective Date.

“FCC Restrictions” means the FCC ownership and transfer restrictions set forth in Section C of ARTICLE FOURTH of the Certificate of Incorporation.

“Global Warrant Certificate” shall mean evidence of Warrants in the form of a global certificate registered in the name of Cede & Co., with the forms of election to exercise and of assignment printed on the reverse thereof, in substantially the form set forth in Exhibit A-2 attached hereto.

“Governmental Authority” means (i) any nation or government, (ii) any federal, state, county, province, city, town, municipality, local or other political subdivision thereof or thereto, (iii) any court, tribunal, department, commission, board, bureau, instrumentality, agency, council, arbitrator or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and (iv) any other governmental entity, agency or authority having or exercising jurisdiction over any relevant Person, item or matter.

“Holders” means the registered holders of Book-Entry Warrants in the Warrant Register and the holders of beneficial interests in a Global Warrant Certificate.

“Laws” means all laws, statutes, rules, regulations, ordinances, orders, writs, injunctions or decrees and other pronouncements having the effect of law of any Governmental Authority.

“Original Issuance Date” means June 3, 2010, the Effective Date of the Plan.

“Ownership Certification” means a written certification in substantially the form attached hereto as Exhibit B for the purpose of enabling the Company to determine a Holder’s potential level of direct and indirect voting and equity interests in accordance with 47 U.S.C. § 310(b), as interpreted and applied by the FCC.

“Person” means any individual, limited liability company, company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity or enterprise and shall include any successor (by merger or otherwise) of such entity.

“Plan” has the meaning specified in the Recitals of this Agreement.

“Registered Holders” means the registered holders of Book-Entry Warrants and Global Warrant Certificates in the Warrant Register.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer” means any voluntary or involuntary attempt to, directly or indirectly through the transfer of interests in controlled Affiliates or otherwise, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of any Warrants, or the consummation of any such transaction, or taking a pledge of, any of the Warrants; provided, however, that a transaction that is a pledge shall not be deemed to be a Transfer, but a foreclosure pursuant thereto shall be deemed to be a Transfer. The term “Transferred” shall have a correlative meaning.

“Transfer Notice” means a written notice, substantially in the form of the Forms of Assignment set forth on Exhibits A-1 and A-2, which states (i) the name, address, facsimile number and e-mail address of the transferor and the transferee, (ii) the number of Warrants and underlying shares of Class B Common Stock subject to the proposed Transfer and (iii) the proposed date of completion of the proposed Transfer.

“Warrants” has the meaning specified in the Recitals of this Agreement.

“Warrant Agent” has the meaning specified in the introduction of this Agreement.

“Warrant Register” has the meaning specified in Section 2.3(d).

“Warrant Statements” shall mean the certain statements, in substantially the form set forth in Exhibit A-1 attached hereto, issued by the Warrant Agent from time to time to the Holders of Book-Entry Warrants evidencing such book-entry position in the Warrant Register.

Section 1.2. Interpretation. In this Agreement, unless a clear contrary intention appears:

(a) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) reference to any gender includes each other gender and the neuter;

(c) all terms defined in the singular shall have the same meanings in the plural and vice versa;

(d) reference to any Person includes such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this clause (d) is intended to authorize any assignment not otherwise permitted by this Agreement;

(e) reference to a Person in a particular capacity or capacities excludes such Person in any other capacity;

(f) reference to any contract or agreement means such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(g) all references to Articles and Sections shall be deemed to be references to the Articles and Sections of this Agreement;

(h) all references to Exhibits shall be deemed to be references to the Exhibits attached hereto which are made a part hereof and incorporated herein by reference;

(i) the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;

(j) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(k) the captions and headings contained in this Agreement shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise;

(l) reference to any Law means such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time;

(m) where any provision of this Agreement refers to action to be taken by any Person, which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person; and

(n) no provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

ARTICLE II.

ORIGINAL ISSUE OF WARRANTS

Section 2.1. Form of Warrant.

(a) The Warrants to be delivered pursuant to this Agreement shall be issued, at the discretion of the Company, either (i) via book-entry registration on the books and records of the Warrant Agent and evidenced by the Warrant Statements, in substantially the form set forth in Exhibit A-1 attached hereto or (ii) in the form of one or more Global Warrant Certificates, with the forms of election to exercise and of assignment printed on the reverse thereof, substantially in the form set forth in Exhibit A-2 attached hereto. The Warrant Statements and Global Warrant Certificates may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the Company.

(b) Each Warrant shall represent the right, subject to the provisions of this Agreement and the Warrant Statement or Global Warrant Certificate, to purchase one (1) share of Class B Common Stock (subject to adjustment as set forth in Section 4.1) at the Exercise Price.

(c) The Global Warrant Certificates, if any, shall be deposited on or after the Effective Date with Mellon Investor Services LLC and registered in the name of Cede & Co., as the nominee of The Depository Trust Company (the “Depositary”). Each Global Warrant Certificate shall represent such number of outstanding Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

Section 2.2. Legends. Each Global Warrant Certificate shall bear a legend in substantially the following form:

“THIS WARRANT HAS BEEN, AND THE COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE “WARRANT SHARES,” AND TOGETHER WITH THIS WARRANT, THE “SECURITIES”) WILL BE, ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF THE BANKRUPTCY REFORM ACT OF 1978, AS AMENDED (THE “BANKRUPTCY CODE”). THE SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE, THEN THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY IS IN RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS WARRANT AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE WARRANT SHARES REPRESENTED BY THIS WARRANT.

THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS ON EXERCISE, TRANSFER, SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER SIMILAR TRANSFER AS SET FORTH IN THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY AND A WARRANT AGREEMENT AMONG THE COMPANY AND THE WARRANT AGENT (ON BEHALF OF THE ORIGINAL HOLDERS OF THE WARRANT SHARES), COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

Each Holder and Registered Holder further acknowledges and agrees that the Class B Common Stock issued upon exercise of the Warrant if certificated shall bear a legend substantially in the form of the legend appearing above as the second paragraph, and any other legends required by applicable federal and state securities laws, the Certificate of Incorporation of the Company or otherwise called for by this Agreement or any other agreement between the Company, on the one hand, and the Registered Holder and the Holder, on the other hand.

Section 2.3. Execution and Delivery of Warrants.

(a) The Global Warrant Certificates shall be executed in the corporate name and on behalf of the Company by the Chairman (or any Co-Chairman) of the Board, the Chief Executive Officer, the President or any one of the Vice Presidents of the Company and attested to by the Secretary or one of the Assistant Secretaries of the Company, either manually or by facsimile signature printed thereon. In the event that any officer of the Company whose signature shall have been placed upon any of the Global Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and the issuance and delivery thereof, such Global Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

(b) From time to time, as required by and in accordance with the terms and conditions of the Plan, the Company shall instruct the Warrant Agent, in writing, to issue to holders of Senior Secured Claims and/or Unsecured Claims, each as defined in the Plan, Warrants representing such number of shares of Class B Common Stock as determined by the Company. The Warrant Agent shall, and is hereby authorized to, countersign, issue and deliver, as applicable, Warrant Statements or Global Warrant Certificates evidencing such Warrants as and when so instructed by the Company.

(c) The Warrant Agent is hereby authorized to countersign, issue and deliver, as applicable, Book-Entry Warrants and Global Warrant Certificates as required by Section 2.4 (in the case of a transfer or exchange), Section 3.3(c) (in the case of the exercise of less than all the Warrants represented by the surrendered Book-Entry Warrant or Global Warrant Certificate) or ARTICLE V (in the case of a lost, stolen, destroyed or mutilated Warrant Statement or Global Warrant Certificate).

(d) Registration and Countersignature. Upon receipt of written instructions from the Company, Global Warrant Certificates shall be countersigned, by manual or facsimile signature, and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Book-Entry Warrants and Global Warrant Certificates shall be numbered and shall be registered in a register (the “Warrant Register”) to be maintained by the Warrant Agent.

(e) The Company and the Warrant Agent may deem and treat the Registered Holder(s) of a Warrant as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof or any distribution to the holder(s) thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Section 2.4. Certain Transfer and Exercise Restrictions. Subject to the requirements of this Section 2.4, Warrants are freely transferable; provided that if any change in federal Laws shall impose limitations on the transferability of Warrants, a Transfer shall be permitted only to the extent that such limitations have been satisfied

(a) The Warrant Agent shall register in the Warrant Register transfers and exchanges of Book-Entry Warrants and Global Warrant Certificates as provided in this Agreement. The transfer and exchange of beneficial interests in Global Warrant Certificates shall be affected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.

(b) Subject to Section 3.2, The Warrants may be exercised only upon a Holder’s completion and execution of the Ownership Certification.

(c) No Registered Holder shall effect any Transfer of all or any portion of the Warrants, unless and until (i) such Registered Holder shall have provided a Transfer Notice to the Warrant Agent and (ii) if reasonably requested by the Company, such Registered Holder shall have furnished the Company and the Warrant Agent with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration of such Warrants (or if and when exercised, the shares of Common Stock underlying the Warrants) under the Securities Act.

(d) Subject to Section 2.4(c), a Registered Holder may Transfer its Warrants by written application to the Warrant Agent stating the name of the proposed transferee and otherwise complying with the terms of this Agreement and all applicable Laws. No such Transfer shall be effected until, and such transferee shall succeed to the rights of a Registered Holder only upon, final acceptance and registration of the Transfer by the Warrant Agent in the Warrant Register in accordance with this Agreement. Prior to due presentation for registration of Transfer, the Company, the Warrant Agent and any agent of the Company may deem and treat the Person in whose name the Warrants are registered as the absolute owner thereof for all purposes (notwithstanding any notation of ownership or other writing thereon made by anyone), and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary or be bound to recognize any equitable or other claim to or an interest in any Warrants on the part of any other Person and shall not be liable for any registration of Transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer or with such knowledge of such facts that its participation therein amounts to bad faith. When Warrant Statements or Global Warrant Certificates are presented to the Warrant Agent with a request to register the Transfer thereof or to exchange them for an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the Transfer or make the exchange as requested if the requirements of this Agreement for such transaction are met. To permit registrations of Transfers and exchanges, the Company shall execute Global Warrant Certificates at the Warrant Agent’s request. No service charge shall be made for any registration of Transfer or exchange of Warrants, but the Company or the Warrant Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any registration of Transfer of Warrants.

(e) Except as otherwise provided in this Section 2.4, all Book-Entry Warrants and Global Warrant Certificates issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Book-Entry Warrants or Global Warrant Certificates surrendered for registration of transfer or exchange.

(f) The Board of Directors shall have the power to determine, in its sole and absolute discretion, all matters related to this Section 2.4, including matters necessary or desirable to administer or to determine compliance with this Section 2.4 and, absent manifest error, the determinations of the Board of Directors shall be final and binding on the Company, the Registered Holders and the Holders.

(g) In the event of any purported Transfer in violation of the provisions of this Agreement, such purported Transfer shall be void and of no effect and the Warrant Agent shall not give effect to such Transfer.

(h) Unless and until it is exchanged in whole for a Book-Entry Warrant, a Global Warrant Certificate may not be transferred as a whole except (i) with the prior written consent of the Company and (ii) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(i) If at any time, (i) the Depositary for the Global Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificates and a successor Depositary for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that all Warrants shall be exclusively represented in the form of Book-Entry Warrants, then the Warrant Agent, upon written instructions signed by the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any Vice President, the Treasurer or Secretary of the Company, and all other necessary information, shall register Book-Entry Warrants in an aggregate number equal to the number of Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates in such names and in such amounts as directed by the Depositary or, in the absence of instructions from the Depositary, by the Company.

(j) Any holder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Warrant. Upon receipt by the Warrant Agent from the Depositary or its nominee of (i) written instructions or such other form of instructions as is customary for the Depositary on behalf of any Person having a beneficial interest in a Global Warrant Certificate and (ii) all other necessary information required by the Warrant Agent, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent; then, the Warrant Agent shall cause the number of Warrants represented by the Global Warrant Certificate to be reduced by the number of Warrants to be represented by the Book-Entry Warrant to be issued in exchange for the beneficial interest of such Person in the Global Warrant Certificate. Following such reduction, the Warrant Agent shall register in the name of the Holder the Book-Entry Warrant and deliver to said Holder a Warrant Statement. Such Book-Entry Warrant issued in exchange for a beneficial interest in a Global Warrant Certificate shall be registered in such name as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Warrant Statement to the Person in whose name such Warrants are so registered.

(k) A Book-Entry Warrant may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to the Book-Entry Warrant, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Warrants represented by the Global Warrant Certificate equal to the number of Warrants represented by such Book-Entry Warrant, and all other necessary information, then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall either manually or by facsimile countersign a new Global Warrant Certificate representing the appropriate number of Warrants; provided, that the Warrant Agent shall not effect any exchanges pursuant to this Section 2.4(k), if the Company, in its sole discretion, has notified the Warrant Agent in writing that all Warrants shall be exclusively represented in the form of Book Entry Warrants.

(l) At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Book-Entry Warrants, repurchased or canceled, all Global Warrant Certificates shall be returned to, or retained and canceled by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent.

Section 2.5. Surrender and Cancellation of Warrants. Any Book-Entry Warrant or Global Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby or pursuant to Sections 4.1(c), 6.3 or 6.4 shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Book-Entry Warrants or Global Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued by the Company or the Warrant Agent and, except as provided in Section 2.4 (in the case of a transfer or exchange), Section 3.3(c) (in the case of the exercise of less than all the Warrants represented by the surrendered Book-Entry Warrant or Global Warrant Certificate) or ARTICLE V (in the case of a lost, stolen, destroyed or mutilated Warrant Statement or Global Warrant Certificate), no Book-Entry Warrant or Global Warrant Certificate shall be issued hereunder in lieu thereof. On request of the Company, the Warrant Agent (provided that any retention periods established by the Commission have expired) shall destroy canceled Global Warrant Certificates held by it and shall deliver its certificates of destruction to the Company. The Warrant Agent shall destroy all canceled Global Warrant Certificates in accordance with its normal procedures.

ARTICLE III.

EXERCISE PRICE; EXERCISE OF WARRANTS

Section 3.1. Exercise Price. Each Book-Entry Warrant or beneficial interest in a validly-countersigned Global Warrant Certificate shall entitle the Holder thereof, subject to the provisions of this Agreement and the Warrant Statement or Global Warrant Certificate, to purchase one (1) share of Class B Common Stock (subject to adjustment as provided in Section 4.1) for each Warrant represented thereby at the Exercise Price, payable in full at the time of purchase.

Section 3.2. Exercise; Expiration Date. Each outstanding Warrant may be exercised on any Business Day which is on or after the Original Issuance Date and on or before the Expiration Date, but only if (i) in the Company’s sole and absolute discretion, which shall be final, conclusive and binding on the Warrant Agent and all Holders, the exercise of such Warrant will not cause the Company to violate the FCC Restrictions and (ii) is exempt from the registration requirements of the Securities Act; provided that such Holder shall have completed and duly executed the Exercise Form (as defined below) and the Ownership Certification. Any Warrants not exercised by 5:00 p.m., New York City time, on the Expiration Date (or, if applicable, immediately prior to consummation of a Change of Control pursuant to Section 4.1(c)) shall expire and all rights thereunder and all rights in respect thereof under this Agreement shall automatically terminate at such time.

Section 3.3. Method of Exercise; Payment of Exercise Price.

(a)	Exercise Generally.

(i) In the case of Persons who hold Book-Entry Warrants, all or any of the Warrants represented by such Book-Entry Warrants may be exercised prior to the Expiration Date by the Holder thereof by providing the Warrant Agent at its corporate trust office set forth in Section 9.3 (x) a written notice of the Holder’s election to exercise the number of the Warrants specified therein (“Exercise Form”) substantially in the form of Exhibit C-1 hereto and (y) the Ownership Certification, in each case fully completed and duly executed by such Holder, which exercise shall be irrevocable (subject to Section 2.4(c)). Such documents referenced above shall be accompanied by payment in full of the Exercise Price then in effect for each share of Class B Common Stock for which such Warrant is exercised, together with any documentary, stamp or transfer tax, or other applicable tax or governmental charges.

(ii) In the case of Persons who hold Warrants through the book-entry facilities of the Depositary or by or through Persons that are direct participants in the Depositary, all or any of the Warrants represented by such book-entry facilities may be exercised prior to the Expiration Date by the Holder thereof by providing (x) an Exercise Form to the Warrant Agent substantially in the form of Exhibit C-2 hereto (or as provided by such Holder’s broker) and (y) the Ownership Certification, in each case fully completed and duly executed by such Holder, which exercise shall be irrevocable (subject to Section 2.4(c)). Such documents referenced above shall be accompanied by payment in full of the Exercise Price then in effect for each share of Class B Common Stock for which such Warrant is exercised, together with any documentary, stamp or transfer tax, or other applicable tax or governmental charges.

(b) Payment of the Exercise Price shall be made by the Holder by certified bank check or official bank check in New York Clearing House funds payable to the order of the Company and delivered to the Warrant Agent at the address set forth in Section 9.3(c), or in the case of a holder of a beneficial interest in a Global Warrant Certificate to such Holder’s broker. Upon the exercise of any Warrant, the Warrant Agent shall provide written notice of such exercise to the Company, including notice of the number of shares of Common Stock to be issued upon the exercise of such Warrant, and deliver all payments received upon exercise of such Warrant to the Company in such manner as the Company shall instruct in writing.

(c) Partial Exercise; Surrender of Warrants. A Holder may exercise all or any number of whole Warrants represented by a Book-Entry Warrant or a beneficial interest in a Global Warrant Certificate. If less than all of the Warrants represented by a Book-Entry Warrant are exercised, the Warrant Agent shall reduce the Warrant Register and such Holder’s position by the whole number of Warrants duly exercised. If less than all of the Warrants represented by a beneficial interest in a Global Warrant Certificate are exercised, such Depositary records shall be reduced by the whole number of Warrants duly exercised and the Warrant Agent and the Depositary shall make the necessary adjustments to their registries and such Global Warrant Certificate to reflect such exercise. Any Warrants surrendered for exercise shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrants surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy such cancelled Global Warrant Certificates and deliver its certificate of destruction to the Company, unless the Company shall otherwise direct.

(d)	Issuance of Class B Common Stock.

(i) Upon surrender of a Book-Entry Warrant or a beneficial interest in a Global Warrant Certificate in conformity with the foregoing provisions, including without limitation Section 3.2, and payment of the Exercise Price in respect of the exercise of one or more Warrants evidenced thereby, the Warrant Agent shall, when such payment is received and subject to Section 9.2, deliver to the Company the notice of exercise received pursuant to Section 3.3(a), deliver or deposit all funds received as instructed in writing by the Company and advise the Company by telephone at the end of such day of the amount of funds so deposited to its account. The Company shall thereupon, as promptly as practicable, and in any event within five (5) Business Days after receipt by the Company of such notice of exercise, (A) execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of shares of Class B Common Stock issuable upon such exercise, (B) if in the Company’s sole discretion the shares of Class B Common Stock are not certificated, make or cause to be made a book entry into the stock ledger of the Company for the aggregate number of shares of Class B Common Stock issuable upon such exercise or (C) if in the Company’s sole discretion the shares of Class B Common Stock shall be represented by a global certificate held by the Depositary, issue by same-day or next-day credit to the Depositary for the account of such beneficial holder or for the account of a participant in the Depositary the aggregate number of shares of Class B Common Stock issuable upon such exercise, in each case, based upon the aggregate number of Warrants so exercised and determined in accordance with Section 3.3(g), and, in each case, the Company shall deliver or cause to be delivered an amount in cash in lieu of any fractional share(s), if the Company so elects pursuant to Section 4.5. Any certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in such notice of exercise and shall be registered or otherwise placed in the name of, and delivered to, the Holder.

(ii) Notwithstanding anything to the contrary contained herein, the Company shall not be required to issue or deliver any certificate or certificates for shares of Class B Common Stock purchased upon the exercise of a Warrant or portion thereof, make a book entry into the stock ledger of the Company if in the Company’s sole discretion the shares of Class B Common Stock are not certificated or, as the case may be, issue any instructions to the Depositary, prior to fulfillment of all of the following conditions: (x) the obtaining of approval or other clearance from any state or federal governmental agency which the Company shall, in its reasonable and good faith discretion, determine to be necessary or advisable and (y) the lapse of such reasonable period of time following the exercise of the Warrant as may be required by applicable law.

(e) Notice to Transfer Agent. Upon the exercise of any Warrant, the Warrant Agent is hereby authorized and directed to notify any transfer agent of the Common Stock upon the exercise of any Warrant and to take any other reasonable steps to effect the exercise. Upon such notification, such transfer agent (and all such transfer agents are hereby irrevocably authorized to comply with this Section 3.3(e)) shall register on its books the necessary number of shares of Common Stock issuable upon such exercise (based upon the aggregate number of Warrants so exercised), determined in accordance with Section 3.3(g); provided that such Holder shall have complied with Section 3.3(a).

(f) Time of Exercise. Except for exercises in connection with and conditioned upon a transaction pursuant to Section 4.1(c), any Warrant exercised hereunder shall, to the extent properly exercised and to the extent the Company has made a reasonable and good faith determination that such exercise does not violate the FCC Restrictions, be deemed to have been effected immediately prior to the close of business on the day on which the Book-Entry Warrant or beneficial interest in a Global Warrant Certificate, representing such Warrant shall have been surrendered for exercise as provided in this Section 3.3, together with any documentary, stamp or transfer tax, or other applicable tax or governmental charges. At such time, the certificates for the shares of Common Stock issuable upon such exercise as provided in Section 3.3(d) shall be deemed to have been issued, or, as the case may be, the book entry into the stock ledger of the Company or the records of the Depositary for the shares of Common Stock issuable upon such exercise as provided in Section 3.3(d) shall be deemed to have been made, and, for all purposes of this Agreement, the Holder shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder of record of such Common Stock.

(g) Shares Issuable. The number of shares of Class B Common Stock “obtainable upon exercise” of Warrants at any time shall be the number of shares of Class B Common Stock for which such Warrants are then exercisable. The number of shares of Class B Common Stock “for which each Warrant is exercisable” shall be one (1) share, subject to adjustment as provided in Section 4.1.

ARTICLE IV.

ADJUSTMENTS; DISTRIBUTIONS.

Section 4.1. Adjustments. The number of shares of Common Stock for which each Warrant is exercisable shall be subject to adjustment from time to time as follows:

(a) Upon Subdivisions or Splits. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a distribution payable in shares of Common Stock (excluding any such distribution in accordance with Section 4.7 as in effect on the date hereof), or by a subdivision or split-up of shares of Common Stock, other than, in any such case, upon the occurrence of a Change of Control to which Section 4.1(c) applies, following the record date for the determination of holders of Common Stock entitled to receive such distribution, or in the cases of a subdivision or split-up, on the day following the effective date thereof, the number of shares of Class B Common Stock obtainable upon exercise of the Warrants shall be increased in proportion to such increase in outstanding shares of Common Stock. The adjustment made pursuant to this Section 4.1(a) shall become effective (i) in the case of any such distribution, immediately after the close of business on the record date for the determination of holders of Common Stock entitled to receive such distribution or (ii) in the case of such subdivision or split-up, at the time when such subdivision or split-up becomes effective with respect to all holders of Common Stock.

(b) Upon Combinations or Reverse Splits. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination or reverse split of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, other than upon the occurrence of a Change of Control to which Section 4.1(c) applies, then the number of shares of Class B Common Stock obtainable upon exercise of the Warrants immediately prior to the date of such combination or reverse split shall be decreased in proportion to such decrease in outstanding shares of Common Stock. The adjustment made pursuant to this Section 4.1(b) shall become effective at the time when such combination or reverse split becomes effective with respect to all holders of Common Stock.

(c)	Upon a Change of Control.

(i) Upon a Change of Control, each Warrant will be exercisable solely into the right to receive the kind and amount of consideration to which such Holder would have been entitled as a result of such Change of Control had the Warrant been exercised immediately prior thereto. In the event of a Change of Control in which the only consideration payable to holders of Class B Common Stock is cash, each Warrant shall be entitled to receive solely the cash consideration to which such holder would have been entitled as a result of such Change of Control, less the Exercise Price, had the Warrant been exercised immediately prior thereto.

(ii) After compliance by the Company with this Section 4.1(c), each Holder shall (A) consent to and raise no objections with respect to a Change of Control, (B) waive any dissenters rights, appraisal rights or similar rights in connection with a Change of Control (if applicable), on the terms and conditions as may be approved by the Company and (C) surrender all Book-Entry Warrants and Global Warrant Certificates to the Warrant Agent, and all such Book-Entry Warrants and Global Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company. Each Holder shall take all actions determined by the Company to be necessary or desirable in connection with the consummation of a Change of Control, including, but not limited to, the execution of such agreements and instruments and other actions necessary to provide the representations, warranties, indemnities, covenants, conditions, escrows and other provisions and agreements relating to a Change of Control (if applicable) on the terms and conditions as may be approved by the Company.

(d) No Exercise Price Adjustment. The Exercise Price payable upon exercise of the Warrant is not subject to adjustment in connection with the provisions of this Section 4.1.

(e) Treasury Shares. Shares of Class B Common Stock at any time owned by the Company or its subsidiaries shall not be deemed to be outstanding for the purposes of any computation under this Section 4.1.

Section 4.2. Notice of Adjustment. Whenever the number of shares of Class B Common Stock or other securities or property obtainable upon exercise of each Warrant is required to be adjusted pursuant to Section 4.1, the Company shall deliver to the Warrant Agent a certificate setting forth (a) the number of shares of Class B Common Stock or other securities or property obtainable upon exercise of each Warrant and the Exercise Price therefor after such adjustment, (b) a brief statement of the facts requiring such adjustment and (c) the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. The Warrant Agent shall be fully protected in relying on such certificate, and on any adjustment contained therein, and shall not be deemed to have any knowledge of such adjustment unless and until it shall have received such certificate. Upon receipt of such certificate, the Warrant Agent shall mail notice of the adjustment described in such certificate to each Holder at the expense of the Company, or at the Warrant Agent’s discretion, alternatively send such notice to the holders of beneficial interests of a Global Warrant Certificate through the Depositary’s communication system. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring to inspect such certificate during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the number of shares of Common Stock or other securities or property obtainable upon exercise of any Warrant, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment, or the validity or value (or the kind or amount) of any shares of Common Stock or other securities or property that may be obtainable upon exercise of any Warrant, or to investigate or confirm whether the information contained in the above referenced certificate complies with the terms of this Agreement or any other document. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or other securities or property upon the exercise of any Warrant.

Section 4.3. Statement on Warrants. The form of Warrant Statement or Global Warrant Certificate need not be changed because of any adjustment made pursuant to Section 4.1, and Warrant Statements and Global Warrant Certificates issued after such adjustment may state the same number and kind of shares of Common Stock as are stated in the Warrant Statements and Global Warrant Certificates initially issued pursuant to this Agreement. The Company may, however, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant Statement or Global Warrant Certificate that it may deem appropriate to reflect any such adjustment and that does not affect the substance thereof, and any Warrant Statement or Global Warrant Certificate thereafter issued or, as applicable, countersigned, whether in exchange or substitution for an outstanding Warrant Statement or Global Warrant Certificate or otherwise, may be in the form so changed.

Section 4.4. Notice of Certain Events. In the event that, at any time after the date hereof and prior to 5:00 p.m., New York City time, on the Expiration Date, (a) the Company shall be subject to a Change of Control pursuant to which the provisions of Section 4.1(c) apply or (b) the Company shall sell all or substantially all of its assets, dissolve, liquidate or wind-up its operations, then, in each such case, the Company shall cause to be mailed to the Warrant Agent and each Holder, at the earliest practicable time (and, in any event, not less than ten (10) calendar days before any record date or, if no record date applies, before any date set for closing), notice of the date on which such Change of Control, sale, dissolution, liquidation or winding up shall take place, as the case may be; provided that the Company may, at its discretion, alternatively send such notice to the holders of beneficial interests of a Global Warrant Certificate through the Depositary’s communication system. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice), if any, on the kind and amount of shares of Class B Common Stock and other securities, money and other property deliverable upon exercise of the Warrants. Such notice shall also specify the date, if any, as of which the holders of record of shares of Class B Common Stock or other securities or property issuable upon exercise of the Warrants shall be entitled to exchange their interests for securities, money or other property deliverable upon such Change of Control, sale, dissolution, liquidation or winding up, as the case may be.

Section 4.5. Fractional Shares. Notwithstanding anything to the contrary contained in this Agreement, if the number of shares of Class B Common Stock obtainable upon exercise of each Warrant is adjusted pursuant to the provisions of Section 4.1, the Company shall not be required to issue any fraction of a share of Class B Common Stock upon any subsequent exercise of any Warrant. If Book-Entry Warrants or beneficial interests in Global Warrant Certificates evidencing more than one Warrant shall be surrendered for exercise at the same time by the same Holder, the number of full shares of Class B Common Stock that shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so surrendered and exercised. If any fraction of a share of Class B Common Stock would, except for the provisions of this Section 4.5, be issuable on the exercise of any Warrant (or specified portion thereof), in lieu of the issuance of such fractional share of Class B Common Stock, the Company may (i) pay the Holder of such Warrant an amount in cash equal to the then fair market value per share of the Class B Common Stock, as determined by the Board of Directors, multiplied by such fraction (computed to the nearest whole cent) or (ii) round such fraction of a share to the nearest whole number of shares (where for the avoidance of doubt, 0.5 of a share shall be rounded to one (1) share). The Holders, by their acceptance of the Warrants, expressly waive their right to receive any fraction of a share of Class B Common Stock instead of such cash or such rounding. Whenever a payment for fractional shares is to be made by the Warrant Agent under any section of this Agreement, the Company shall (i) promptly prepare and deliver to the Warrant Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Warrant Agent in the form of fully collected funds to make such payments. The Warrant Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional shares under any Section of this Agreement relating to the payment of fractional shares unless and until the Warrant Agent shall have received such a certificate and sufficient monies.

Section 4.6. Concerning All Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if an adjustment is made under any provision of ARTICLE IV on account of any event, transaction, circumstance, condition or happening, no additional adjustment shall be made under any other provision of ARTICLE IV on account of such event, transaction, circumstance, condition or happening. Unless otherwise expressly provided in this ARTICLE IV, all determinations and calculations required or permitted under this ARTICLE IV shall be made by the Company or its Board of Directors, as appropriate, and all such calculations and determinations shall be conclusive and binding in the absence of manifest error.

Section 4.7. Distributions and Purchases.

(a) All distributions on and purchases of capital stock and capital stock equivalents shall be approved by the Board of Directors in its sole discretion and made in accordance with applicable law.

(b) All distributions to holders of Warrants, Class A Common Stock or Class B Common Stock shall be made to holders of Warrants, Class A Common Stock and Class B Common Stock concurrently and on a pro rata basis (in the case of Holders of Warrants, based on their ownership of Class B Common Stock underlying their Warrants on an as-exercised basis), provided that no such distribution shall be made to holders of Warrants, Class A Common Stock and Class B Common Stock if (x) an FCC ruling, regulation or policy prohibits such distribution to Holders of Warrants or (y) the Company’s FCC counsel opines that such distribution is reasonably likely to cause (i) the Company to violate any applicable FCC rules or regulations or (ii) any such Warrant Holder to be deemed to hold an attributable interest in the Company.

(c) Any tender or exchange offer subject to Section 13 or 14 of the Exchange Act for Class A Common Stock, Class B Common Stock or Warrants shall be made concurrently and on a pro rata basis (in the case of Holders of Warrants, based upon their ownership of Class B Common Stock underlying their Warrants on an as-exercised basis) to all holders of Class A Common Stock, Class B Common Stock and Warrants.

(d) Distributions to Holders of Warrants and payments to Holders of Warrants pursuant to a tender or exchange offer for Warrants subject to Section 13 or 14 of the Exchange Act shall be made in compliance with the FCC’s media ownership and attribution rules and alien ownership restrictions.

ARTICLE V.

LOSS, THEFT, DESTRUCTION OR MUTILATION OF

WARRANT STATEMENTS AND GLOBAL WARRANT CERTIFICATES

Section 5.1. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership and the loss, theft, destruction or mutilation of any Warrant Statement or Global Warrant Certificate, and an indemnity bond in form and amount and with corporate surety satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a protected purchaser, the Company shall issue and, as applicable, the Warrant Agent shall countersign and deliver to the Holder of the lost, stolen, destroyed or mutilated Warrant Statement or Global Warrant Certificate, in exchange and substitution for or in lieu thereof, a new Warrant Statement or Global Warrant Certificate of the same tenor and representing an equivalent number of Warrants. Upon the issuance of any new Warrant Statement or Global Warrant Certificate under this ARTICLE V, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. The provisions of this ARTICLE V are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of lost, stolen, destroyed or mutilated Warrant Statements and Global Warrant Certificates.

ARTICLE VI.

AUTHORIZATION AND RESERVATION OF COMMON

STOCK; PURCHASE OF WARRANTS

Section 6.1. Reservation of Authorized Common Stock.

(a) The Company will at all times reserve and keep available, from its authorized and unissued Common Stock solely for issuance and delivery upon the exercise of the Warrants and free of preemptive rights, such number of shares of Class B Common Stock and other securities, cash or property as from time to time shall be issuable upon the exercise in full of all outstanding Warrants. The Company further covenants that it shall, from time to time, take all steps necessary to increase the authorized number of shares of its Class B Common Stock if at any time the authorized number of shares of Class B Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Class B Common Stock then deliverable upon the exercise in full of all outstanding Warrants. The Company covenants that all shares of Class B Common Stock issuable upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company shall take all such actions as may be necessary to ensure that all such shares of Class B Common Stock may be so issued without violation of any applicable law or governmental regulation (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company covenants that, unless in the Company’s sole discretion the shares of Class B Common Stock are not certificated, stock certificates issued to evidence any shares of Class B Common Stock issued upon exercise of Warrants will comply with the Delaware General Corporation Law and any other applicable law.

(b) The Company will at all times reserve and keep available, from its authorized and unissued Common Stock solely for issuance and delivery upon the conversion of the shares of Class B Common Stock referred to below, and free of preemptive rights, such number of shares of Class A Common Stock and other securities, cash or property as from time to time shall be issuable upon the conversion in full of all shares of Class B Common Stock issued or issuable upon the exercise of Warrants. The Company further covenants that it shall, from time to time, take all steps necessary to increase the authorized number of shares of its Class A Common Stock if at any time the authorized number of shares of Class A Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Class A Common Stock then deliverable upon the conversion in full of all shares of Class B Common Stock referred to above that are outstanding or issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock referred to above will, upon issuance, be duly and validly issued, fully paid and nonassessable and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company shall take all such actions as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic stock exchange upon which shares of Class A Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company covenants that, unless in the Company’s sole discretion the shares of Class A Common Stock are not certificated, the stock certificates issued to evidence any shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock referred to above will comply with the Delaware General Corporation Law and any other applicable law.

Section 6.2. Stock Exchange Listing of Class A Common Stock. So long as any Warrants remain outstanding, the Company will use commercially reasonable efforts to take all necessary action to have the Class A Common Stock, immediately upon their issuance upon exercise of Class B Common Stock, (i) listed on a national securities exchange or (ii) if the Class A Common Stock is not eligible for listing on any national securities exchange, listed for quotation on the over-the-counter market as reported in the “pink sheets” published by Pink OTC Markets, Inc.

Section 6.3. Purchase of Warrants by the Company. The Company shall have the right to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it and the relevant Holders of Warrants may deem appropriate. In the event the Company shall purchase or otherwise acquire Warrants, the related Global Warrant Certificates shall thereupon be delivered to the Warrant Agent for cancellation, and the related Book-Entry Warrants shall be cancelled. Any Warrants purchased or otherwise acquired by the Company shall not be outstanding for any purpose.

ARTICLE VII.

WARRANT HOLDERS NOT DEEMED STOCKHOLDERS

Section 7.1. No Stockholder Rights. Nothing contained in this Agreement or in any of the Warrant Statements or Global Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. The Warrant Agent shall have no duty to monitor or enforce compliance with this provision.

ARTICLE VIII.

WARRANT AGENT

Section 8.1. Appointment and Acceptance of Agency. The Company hereby appoints the Warrant Agent to act as agent for the Company in respect of the Warrants upon the express terms and instructions set forth in this Agreement (and no implied terms) and the Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same on the terms and conditions herein set forth.

Section 8.2. Correctness of Statements; Distribution of Warrants. The statements contained herein and in each Warrant Statement and Global Warrant Certificate shall be deemed to be statements of the Company only, and the Warrant Agent assumes no responsibility for the accuracy or correctness of any of the same or be required to verify the same. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

Section 8.3. Use of Agents. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, accountants, agents or other experts, and the Warrant Agent will not be answerable or accountable for any act, default, neglect or unintentional misconduct of any such attorneys or agents or for any loss to the Company, the Registered Holders or the Holders resulting from any such act, default, neglect or unintentional misconduct, absent gross negligence, willful misconduct or bad faith (as each is determined by a final non-appealable order of a court of competent jurisdiction) in the selection and continued employment or engagement thereof.

Section 8.4. Proof of Actions Taken. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Warrant Agent (as determined by a final, non-appealable judgment of a court of competent jurisdiction), be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any Vice President, the Treasurer or Secretary of the Company and delivered to the Warrant Agent; and such certificate, in the absence of bad faith on the part of the Warrant Agent (as determined by a final, non-appealable judgment of a court of competent jurisdiction), shall be full authorization to the Warrant Agent for any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate. In the event the Warrant Agent reasonably believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, or is uncertain of any action to take hereunder, the Warrant Agent, may, following prior written notice to the Company, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the reasonable satisfaction of the Warrant Agent

Section 8.5. Compensation; Indemnity. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the preparation, delivery, negotiation, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company agrees to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent (including reasonable fees and expenses of the Warrant Agent’s counsel and agents) in the performance of its duties under this Agreement. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expenses incurred, except as a result of gross negligence, bad faith or willful misconduct on the part of the Warrant Agent (each as determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken or omitted to be taken by the Warrant Agent, or any person acting on behalf of the Warrant Agent, in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided for herein shall survive the expiration of the Warrants and the termination of this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Notwithstanding anything in this Agreement to the contrary, in no event shall the Warrant Agent be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including lost profits), even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. Any liability of the Warrant Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Warrant Agent.

Section 8.6. Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity satisfactory to the Warrant Agent for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear, or the Company, as applicable.

Section 8.7. Other Transactions Involving the Company. The Warrant Agent and any member, stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement or such director, officer or employee. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity including acting as transfer agent or as a lender to the Company or an Affiliate thereof.

Section 8.8. Actions as Agent. The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions of this Agreement. No implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction).

Section 8.9. Liability of Warrant Agent. The Warrant Agent may conclusively rely upon and shall be protected by the Company and shall not incur any liability or responsibility for or in respect of any action taken, suffered or omitted to be taken by it in reliance on any Warrant Statement or Global Warrant Certificate or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, direction, statement, notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, executed, sent, presented and, where necessary, verified or acknowledged, by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Warrant Agreement or any of the terms hereof, unless evidenced by a writing between and signed by, the Company and the Warrant Agent. The Warrant Agent shall not be required to take instructions or directions except those given in accordance with this Warrant Agreement.

Section 8.10. Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its counter-signature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Statement or Global Warrant Certificate; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any underlying securities (or other equity interests) to be issued pursuant to this Agreement or any Warrant, or as to whether any underlying securities (or other equity interests) will, when issued, be validly issued, fully paid and non-assessable, or as to the Exercise Price or the number or amount of underlying securities or other securities or other property issuable upon exercise of any Warrant; nor shall it be responsible to make or liable for any adjustments required under any provision hereof, including but not limited to Article IV hereof, or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would required any such adjustment; nor shall it by act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will, when issued, be valid and fully paid and nonassessable.

Section 8.11. Acceptance of Instructions. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any Vice President or Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered by it in accordance with instructions of any such officer or officers or for any delay in acting while waiting for those instructions.

Section 8.12. Right to Consult and Rely Upon Counsel. Before the Warrant Agent acts or refrains from acting, it may at any time consult with legal counsel (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder or Registered Holder for any action taken, suffered or omitted by it in accordance with the opinion or advice of such counsel.

Section 8.13. The Warrant Agent may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability and of information therein contained) which is believed by the Warrant Agent, to be genuine and to be signed or presented by the proper person or persons as set forth in Section 8.11.

Section 8.14. The Warrant Agent shall have no duties, responsibilities or obligations as the Warrant Agent except those which are expressly set forth herein, and in any modification or amendment hereof to which the Warrant Agent has consented in writing, and no duties, responsibilities or obligations shall be implied or inferred. Without limiting the foregoing, unless otherwise expressly provided in this Agreement, the Warrant Agent shall not be subject to, nor be required to comply with, or determine if any person or entity has complied with, any other agreement between or among the parties hereto, even though references thereto may be made in this Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Agreement.

Section 8.15. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement (including, without limitation, any adjustment of the Exercise Price pursuant to Article IV hereof, the authorization or reservation of shares of Common Stock pursuant to Section 6.1 hereof, and the due execution and delivery by the Company of this Warrant Agreement or any Global Warrant Certificate) or in the Global Warrant Certificates to be complied with by the Company

Section 8.16. The Warrant Agent will not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Global Warrant Certificates.

Section 8.17. The Warrant Agent shall not incur any liability for not performing any act, duty, obligation or responsibility by reason of any occurrence beyond the control of the Warrant Agent (including, without limitation, any act or provision of the present or future law or regulation or governmental authority, any act of God, war, civil disorder or failure of any means of communication).

Section 8.18. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder or Registered Holder to make or cause to be made any adjustment of the Exercise Price or number of the shares of Common Stock or other securities or property deliverable as provided in this Warrant Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such shares of Common Stock or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto. The Warrant Agent shall not be accountable to confirm or verify the accuracy or necessity of any calculation.

Section 8.19. The Company agrees to perform, execute and acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, and assurances as many reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

Section 8.20. All rights and obligations contained in this Article VIII shall survive the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

Section 8.21. Change of Warrant Agent. If the Warrant Agent shall resign (such resignation to become effective not earlier than sixty (60) days after the giving of written notice thereof to the Company and the Registered Holders) or shall become incapable of acting as Warrant Agent or if the Board shall by resolution remove the Warrant Agent (such removal to become effective not earlier than thirty (30) days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the Registered Holders), the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent or by a Registered Holder (in the case of incapacity), then any Registered Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a Person, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the Registered Holders at such Registered Holder’s address appearing on the Warrant Register and shall be given to each holder of a beneficial interest in a Global Warrant Certificate at such holder’s address as provided by the Depositary; provided that the Company may, at its discretion, alternatively send such notice to the holders of beneficial interests of a Global Warrant Certificate through the Depositary’s communication system. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent all books and records of the Company and any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 8.13 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

Section 8.22. Successor Warrant Agent. Any Person into which the Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without any further act; provided, however, that such Person would be eligible for appointment as a successor to the Warrant Agent under the provisions of Section 8.13. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and the Registered Holders, at such Warrant Agent’s sole expense. If at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Global Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Global Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Global Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

Section 8.23. Expenses. All expenses incident to the Company’s performance of or compliance with this Warrant Agreement will be borne by the Company, including, without limitation: (i) all expenses of printing Global Warrant Certificates; (ii) messenger and delivery services and telephone calls; (iii) all fees and disbursements of counsel for the Company; (iv) all fees and disbursements of independent certified public accountants or knowledgeable experts selected by the Company; and (v) the Company’s internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties).

Section 8.24. Other. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

ARTICLE IX.

MISCELLANEOUS

Section 9.1. Money Deposited with the Warrant Agent. The Warrant Agent shall not be required to pay interest on any moneys deposited pursuant to the provisions of this Agreement, except such as it shall agree in writing with the Company to pay thereon. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law.

Section 9.2. Payment of Taxes. The Company shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on exercise of Warrants pursuant hereto. The Company shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of any certificates for shares of Common Stock or payment of cash or other property to any Recipient other than the Holder of the Warrant surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or the Company or (b) it has been established to the Company’s satisfaction that any such tax or other charge that is or may become due has been paid. The Warrant Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Holder or a Registered Holder of applicable taxes or charges unless and until the Warrant Agent is satisfied that all such taxes and/or charges have been paid

Section 9.3. Notices.

(a) Any notice, request, demand or report (each, a “Communication”) required or permitted to be given or made by this Agreement shall be in writing.

(b) Any Communication authorized by this Agreement to be given or made by the Warrant Agent, by any Registered Holder or by any Holder to or on the Company shall be sufficiently given or made if sent by registered or certified overnight mail or by a nationally recognized overnight delivery service for next day delivery and shall be deemed given upon receipt, or by facsimile or electronic mail, addressed (until another address is filed by the Company with the Warrant Agent) as follows:

Citadel Broadcasting Corporation

7201 W. Lake Mead Boulevard

Suite 400

Las Vegas, NV 89128

Telephone: (702) 804-5200

Facsimile: (702) 804-8250

Attention: Randy Taylor

With a copy to:

Citadel Broadcasting Corporation

142 West 57th Street

11th Floor

New York, NY 10019

Telephone: (212) 887-1670

Facsimile: (212) 887-1668

Attention: Jackie Orr

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Telephone: (212) 446-4600

Facsimile: (212) 446-6460

Attention: Jonathan Henes

(c) Any Communication authorized by this Agreement to be given or made by the Company, by any Registered Holder or by any Holder to or on the Warrant Agent shall be sufficiently given or made if sent by registered or certified overnight mail or by a nationally recognized overnight delivery service for next day delivery and shall be deemed given upon receipt, or by facsimile or electronic mail, addressed (until another address is filed by the Warrant Agent with the Company) as follows:

Mellon Investor Services, LLC

c/o BNY Mellon Shareowner Services

111 Founders Plaza — 11th Floor

East Hartford, CT 06108

Telephone: (860) 282-3512

Facsimile: (860)528-6472

Attention: Relationship Manager

With a copy to:

Mellon Investor Services LLC

Newport Office Center VII

480 Washington Boulevard

Jersey City, NJ 07310

Attention: General Counsel

(d) Any Communication authorized by this Agreement to be given or made by the Company or the Warrant Agent to any Holder or Registered Holder shall be sufficiently given or made if sent by first-class mail, postage prepaid, or by facsimile or electronic mail, addressed to such Holder or Registered Holder at the address of such Holder or Registered Holder as shown on the registry books of the Company or at such holder’s address as provided by the Depositary; provided that the Company may, at its discretion, send such notice to the holders of beneficial interests of a Global Warrant Certificate through the Depositary’s communication system. The Company shall deliver a copy of any notice or demand it delivers to any Holder or Registered Holder to the Warrant Agent, and the Warrant Agent shall deliver a copy of any notice or demand it delivers to any Holder or Registered Holder to the Company.

Section 9.4. Waiver of Jury Trial.

(a) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 9.4.

Section 9.5. Governing Law. This Agreement and each Warrant Statement and Global Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York applicable to contracts made and to be performed therein and for all purposes shall be construed in accordance with the laws of such State without giving effect to conflict of law principles.

Section 9.6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the Holders and Registered Holders from time to time of the Warrants. Subject to Section 3.3(e), nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent, Holders and Registered Holders, any right, remedy or claim under or by reason of this Agreement or any part hereof.

Section 9.7. Counterparts. This Agreement may be executed manually or by facsimile in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

Section 9.8. Amendments.

(a) The Warrant Agent may, without the consent or concurrence of the Holders or Registered Holders, enter into one or more supplemental agreements or amendments with the Company for the purpose of (i) evidencing the rights of the Holders or Registered Holders upon a Change of Control, transfer, reclassification, liquidation or dissolution under Section 4.1(c), (ii) making any changes or corrections in this Agreement that are required to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein or any clerical omission or mistake or manifest error herein contained, (iii) making such other provisions in regard to matters or questions arising under this Agreement as shall not adversely affect the interest of the Holders or Registered Holders or be inconsistent with this Agreement or any supplemental agreement or amendment or (iv) adding further covenants and agreements of the Company in this Agreement or surrendering any rights or power reserved to or conferred upon the Company in this Agreement.

(b) With the written consent of the Holders evidencing at least a majority in number of the Warrants at the time outstanding, the Company and the Warrant Agent may at any time and from time to time by supplemental agreement or amendment add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or of any supplemental agreement or modify in any manner the rights and obligations of the Holders and the Company. Notwithstanding anything to the contrary contained in this Agreement, no supplement agreement or amendment that changes the rights and duties of the Warrant Agent under this Agreement shall be effective against the Warrant Agent without the written consent of the Warrant Agent.

Section 9.9. Third Party Beneficiaries. The Holders or Registered Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Warrant Agent, on the other hand. All rights of action in respect of this Agreement are vested in the respective Holders or Registered Holders.

Section 9.10. Waivers. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if (i) the Company has obtained the written consent of Holders evidencing a majority of the then outstanding Warrants and (ii) any consent required pursuant to Section 9.8 has been obtained.

Section 9.11. Inspection. The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent for inspection by any Holder or Registered Holders. The Warrant Agent may require such Holder or Registered Holders to submit his Warrant Statement, Global Warrant Certificate or evidence of a beneficial interest in a Global Warrant Certificate for inspection by it.

Section 9.12. Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 9.13. Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, the Registered Holders and the Holders and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

Section 9.14. Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law; provided that this Section 9.13 shall not cause this Warrant Agreement or the Warrants to differ materially from the intent of the parties as herein expressed; provided, however, that if such excluded or added provision shall affect the rights, immunities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign upon ten (10) days written notice.

Section 9.15. Entire Agreement. This Agreement and the Warrants set forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous, agreements among all or some of the parties hereto with respect thereto, whether written, oral or otherwise. In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

Section 9.16. The Company acknowledges that the Warrant Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Warrant Agent must obtain, verify and record information that allows the Warrant Agent to identify the Company. Accordingly, prior to accepting an appointment hereunder, the Warrant Agent may request information from the Company that will help the Warrant Agent to identify the Company, including without limitation the Company’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Warrant Agent deems necessary. The Company agrees that the Warrant Agent cannot accept an appointment hereunder unless and until the Warrant Agent verifies the Company’s identity in accordance with the Customer Identification Program requirements.

Section 9.17. The Bank of New York Mellon Corporation (“BNYM”) has adopted an incentive compensation program designed (i) to facilitate clients gaining access to and being provided with explanations about the full range of products and services offered by BNYM and its subsidiaries and (ii) to expand and develop client relationships. This program may lead to the payment of referral fees and/or bonuses to employees of BNYM or its subsidiaries who may have been involved in a referral that resulted in the execution of obtaining of products or services by the Company covered by this Agreement or which may be ancillary or supplemental to such products or services. Any such referral fees or bonuses are funded solely out of fees and commissions paid by the Company under this Agreement or with respect to such ancillary or supplemental products or services

Section 9.18. Force Majeure. In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

CITADEL BROADCASTING CORPORATION

By:
Name:	Jacquelyn J. Orr
Title:	Vice President and Secretary

MELLON INVESTOR SERVICES LLC

As Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Agreement]

EXHIBIT A-1

FORM OF WARRANT STATEMENT

CITADEL BROADCASTING CORPORATION	DRS Warrant Distribution Statement
	CUSIP Number	Account Number/Account Key

	Ticker Symbol	Investor ID

	Issuance Date	Distribution

[                             ]

[                             ]

[                             ]

[                             ]

Citadel Broadcasting Corporation Warrants Issued To You In Book-Entry Form
[ ]

PLEASE RETAIN THIS STATEMENT FOR YOUR RECORDS

These Warrants are maintained for you under the Direct Registration System, which means they are held for you in an electronic, book-entry account maintained by BNY Mellon Shareowner Services. Please retain this statement for your permanent record.

Questions? Contact BNY Mellon Shareowner Services

To access your account, use your Investor ID Number that is located in the box above on the top right hand corner of this statement. You can contact BNY Mellon Shareowner Services in one of the following ways:

By Internet: Visit www.bnymellon.com/shareowner/isd for access to your account. You will be able to certify your Taxpayer Identification Number/Social Security Number, change your address or sell warrants.

By Phone: Toll Free Number Outside the U.S. (Collect) Hearing Impaired	1-877-277-9935 1-201-680-6578 1-800-231-5469	By Mail: Citadel Broadcasting Corporation c/o BNY Mellon Shareowner Services P.O. Box 358035 Pittsburgh, PA 15252-8035
Representatives are available 9 a.m. to 7 p.m. Eastern Time weekdays

SEE REVERSE SIDE FOR IMPORTANT INFORMATION

Exhibit A-1 Page 1

This statement is your record that the Citadel Broadcasting Corporation Warrants have been credited to your account on the books of Citadel Broadcasting Corporation maintained by BNY Mellon Shareowner Services, under the Direct Registration System. Please verify all information on the reverse side of this statement. This statement is neither a negotiable instrument nor a security, and delivery of this statement does not itself confer any rights on the recipient. Nevertheless, it should be kept with your important documents as a record of your ownership of these securities.

Transfer ownership of your book-entry warrants at any time by submitting the appropriate warrant transfer documents to BNY Mellon Shareowner Services. Visit BNY Mellon’s Investor ServiceDirect online at www.bnymellon.com/shareowner/isd, or call 1-877-277-9935 to obtain transfer documents.

Transfer of your book-entry warrants to your broker can be accomplished in one of two ways:

(1) The fastest and easiest way-provide your broker with your Account Key at BNY Mellon Shareowner Services, your Taxpayer Identification Number (TIN) and your account registration information, and request that your broker initiate an electronic transfer of your warrants, or

(2) Obtain a “Broker-Dealer Authorization Form” by visiting www.bnymellon.com/shareowner/isd, or by calling 1-877-277-9935.

The Warrant Agreement, dated June 3, 2010 (the “Warrant Agreement”), between Citadel Broadcasting Corporation (the “Company”) and BNY Mellon Shareowner Services, LLC, as Warrant Agent (the “Warrant Agent”), is incorporated by reference into and made a part of this statement, and this statement is qualified in its entirety by reference to the Warrant Agreement. A copy of the Warrant Agreement may be inspected at the Warrant Agent’s office 480 Washington Blvd, Jersey City, NJ 07310 and is also available on the Company’s website at www.citadelbroadcasting.com. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Warrant Agreement.

Book-Entry Warrants may be exercised to purchase Class B Common Stock (subject to adjustment as provided in Section 4.1 of the Warrant Agreement, the “Warrant Shares”) from the Company from the Effective Date through 5:00 p.m. New York City time on June 3, 2030 (the “Expiration Date”), at an initial exercise price of $0.001 per whole share (the “Exercise Price”) multiplied by the number of Warrant Shares set forth above (the “Exercise Amount”). The number of shares of Class B Common Stock purchasable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. Subject to the terms and conditions set forth in the Warrant Agreement, each Holder of a Book-Entry Warrant may exercise such Book-Entry Warrant, in whole or from time to time in part, by: (1) providing a properly completed and duly executed (a) exercise form for the election to exercise such Book Entry Warrants (the “Exercise Form”) and (b) written certification as set forth in the Warrant Agreement for the purpose of enabling the Company to determine a Holder’s potential level of direct and indirect voting and equity interests in accordance with 47 U.S.C. § 310(b), as interpreted and applied by the FCC, (the “Ownership Certification”) to the Warrant Agent in accordance with the instructions below, no later than 5:00 p.m., New York City time, on the Expiration Date, and (2) paying the applicable Exercise Amount to the Warrant Agent. Following submission of the forms described in the preceding sentence, the Company will review your forms to determine the maximum number of Warrants you are able to exercise, if any, pursuant to the certain restrictions on exercise of the Warrants and ownership of the Company’s common stock described in the Warrant Agreement and the Fourth Amended and Restated Certificate of Incorporation, as each may be amended from time to time. Following this review, the Warrant Agent shall deliver to you Class B common stock and/or reissue Warrants, based on the amounts determined by the Company’s review.

The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of Warrants. All shares of capital stock issuable upon conversion of more than one Warrant by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company may, in lieu of issuing any fractional share, (i) pay the holder of such Warrant an amount in cash equal to the then fair market value per share of the Class B Common Stock, as determined by the Board of Directors, multiplied by such fraction (computed to the nearest whole cent) or (ii) round such fraction of a share to the nearest whole number of shares. For the avoidance of doubt, 0.5 of a share shall be rounded to one (1) share.

(DETACH SALES COUPON HERE)

SELL MY WARRANTS

By signing and returning this form. I am authorizing the sale of Citadel Broadcasting Corporation Warrants held by BNY Mellon Shareowner Services in book-entry form in my name. Please mail me a check for the proceeds of the sale less applicable fees. The fees to be charged are included in the enclosed Share Sale Program Sheet. THIS FORM MUST BE SIGNED BY THE REGISTERED HOLDER(S) EXACTLY AS THEIR NAME(S) APPEAR(S) ON THIS STATEMENT.

FULL SALE:	PARTIAL SALE:	Taxpayer ID or Social Security Number
☐ SELL ALL WARRANTS.	☐ SELL WARRANTS.

SIGNATURE	DATE

SIGNATURE	DATE

Exhibit A-1 Page 2

CITADEL BROADCASTING CORPORATION	DRS Warrant Distribution Statement
	CUSIP Number	Account Number/Account Key

	Ticker Symbol	Investor ID

	Issuance Date	Distribution

[                             ]

[                             ]

[                             ]

[                             ]

Citadel Broadcasting Corporation Warrants Issued To You In Book-Entry Form
[ ]

PLEASE RETAIN THIS STATEMENT FOR YOUR RECORDS

These Warrants are maintained for you under the Direct Registration System, which means they are held for you in an electronic, book-entry account maintained by BNY Mellon Shareowner Services. Please retain this statement for your permanent record.

Questions? Contact BNY Mellon Shareowner Services

To access your account, use your Investor ID Number that is located in the box above on the top right hand corner of this statement. You can contact BNY Mellon Shareowner Services in one of the following ways:

By Internet: Visit www.bnymellon.com/shareowner/isd for access to your account. You will be able to certify your Taxpayer Identification Number/Social Security Number, change your address or sell warrants.

By Phone: Toll Free Number Outside the U.S. (Collect) Hearing Impaired	1-877-277-9935 1-201-680-6578 1-800-231-5469	By Mail: Citadel Broadcasting Corporation c/o BNY Mellon Shareowner Services P.O. Box 358035 Pittsburgh, PA 15252-8035
Representatives are available 9 a.m. to 7 p.m. Eastern Time weekdays

Request for Taxpayer Identification and Certification

Our records indicate that we do not have a certified Taxpayer Identification Number (“TIN”) on file. Without a certified TIN, we may be required by law to withhold 28% from any future payments and any sale transaction that you request. Logon to www.bnymellon.com/shareowner/isd to certify your TIN or contact us by phone to request a Substitute Form W-9.

If you are exempt from backup withholding, remember to indicate that when completing the certification.

over the Phone	through the Internet
• Dial the toll-free number shown above • Say “Certify my TIN” when prompted • Enter your Investor ID and PIN • Speak your answers at the prompt	• Go to www.bnymellon.com/shareowner/isd • Logon to Investor Service Direct® • Select the account name • Select Certify Tax ID

You’re done! It’s that easy! *New user? Establish a PIN then proceed.

SEE REVERSE SIDE FOR IMPORTANT INFORMATION

Exhibit A-1 Page 3

This statement is your record that the Citadel Broadcasting Corporation Warrants have been credited to your account on the books of Citadel Broadcasting Corporation maintained by BNY Mellon Shareowner Services, under the Direct Registration System. Please verify all information on the reverse side of this statement. This statement is neither a negotiable instrument nor a security, and delivery of this statement does not itself confer any rights on the recipient. Nevertheless, it should be kept with your important documents as a record of your ownership of these securities.

Transfer ownership of your book-entry warrants at any time by submitting the appropriate warrant transfer documents to BNY Mellon Shareowner Services. Visit BNY Mellon’s Investor ServiceDirect online at www.bnymellon.com/shareowner/isd, or call 1-877-277-9935 to obtain transfer documents.

Transfer of your book-entry warrants to your broker can be accomplished in one of two ways:

(1) The fastest and easiest way - provide your broker with your Account Key at BNY Mellon Shareowner Services, your Taxpayer Identification Number (TIN) and your account registration information, and request that your broker initiate an electronic transfer of your warrants, or

(2) Obtain a “Broker-Dealer Authorization Form” by visiting www.bnymellon.com/shareowner/isd, or by calling 1-877-277-9935.

The Warrant Agreement, dated June 3, 2010 (the “Warrant Agreement”), between Citadel Broadcasting Corporation (the “Company”) and BNY Mellon Shareowner Services, LLC, as Warrant Agent (the “Warrant Agent”), is incorporated by reference into and made a part of this statement, and this statement is qualified in its entirety by reference to the Warrant Agreement. A copy of the Warrant Agreement may be inspected at the Warrant Agent’s office 480 Washington Blvd, Jersey City, NJ 07310 and is also available on the Company’s website at www.citadelbroadcasting.com. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Warrant Agreement.

Book-Entry Warrants may be exercised to purchase Class B Common Stock (subject to adjustment as provided in Section 4.1 of the Warrant Agreement, the “Warrant Shares”) from the Company from the Effective Date through 5:00 p.m. New York City time on June 3, 2030 (the “Expiration Date”), at an initial exercise price of $0.001 per whole share (the “Exercise Price”) multiplied by the number of Warrant Shares set forth above (the “Exercise Amount”). The number of shares of Class B Common Stock purchasable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. Subject to the terms and conditions set forth in the Warrant Agreement, each Holder of a Book-Entry Warrant may exercise such Book-Entry Warrant, in whole or from time to time in part, by: (1) providing a properly completed and duly executed (a) exercise form for the election to exercise such Book Entry Warrants (the “Exercise Form”) and (b) written certification as set forth in the Warrant Agreement for the purpose of enabling the Company to determine a Holder’s potential level of direct and indirect voting and equity interests in accordance with 47 U.S.C. § 310(b), as interpreted and applied by the FCC, (the “Ownership Certification”) to the Warrant Agent in accordance with the instructions below, no later than 5:00 p.m., New York City time, on the Expiration Date, and (2) paying the applicable Exercise Amount to the Warrant Agent. Following submission of the forms described in the preceding sentence, the Company will review your forms to determine the maximum number of Warrants you are able to exercise, if any, pursuant to the certain restrictions on exercise of the Warrants and ownership of the Company’s common stock described in the Warrant Agreement and the Fourth Amended and Restated Certificate of Incorporation, as each may be amended from time to time. Following this review, the Warrant Agent shall deliver to you Class B common stock and/or reissue Warrants, based on the amounts determined by the Company’s review.

The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of Warrants. All shares of capital stock issuable upon conversion of more than one Warrant by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company may, in lieu of issuing any fractional share, (i) pay the holder of such Warrant an amount in cash equal to the then fair market value per share of the Class B Common Stock, as determined by the Board of Directors, multiplied by such fraction (computed to the nearest whole cent) or (ii) round such fraction of a share to the nearest whole number of shares. For the avoidance of doubt, 0.5 of a share shall be rounded to one (1) share.

(DETACH SALES COUPON HERE)

SELL MY WARRANTS

By signing and returning this form. I am authorizing the sale of Citadel Broadcasting Corporation Warrants held by BNY Mellon Shareowner Services in book-entry form in my name. Please mail me a check for the proceeds of the sale less applicable fees. The fees to be charged are included in the enclosed Share Sale Program Sheet. THIS FORM MUST BE SIGNED BY THE REGISTERED HOLDER(S) EXACTLY AS THEIR NAME(S) APPEAR(S) ON THIS STATEMENT.

FULL SALE:	PARTIAL SALE:	Taxpayer ID or Social Security Number
☐ SELL ALL WARRANTS.	☐ SELL WARRANTS.

SIGNATURE	DATE

SIGNATURE	DATE

Exhibit A-1 Page 4

[FORM OF ASSIGNMENT]

FOR VALUE RECEIVED, the undersigned registered holder of the Book-Entry Warrant hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the Warrant Statement not being assigned hereby) all of the rights of the undersigned under the Book-Entry Warrant, with respect to the whole number of Warrants set forth below:

Name(s) of Assignee(s):

Address:

No. of Warrants:

Please insert social security or other identifying number of assignee(s):

and does hereby irrevocably constitute and appoint

the undersigned’s attorney to make such transfer on the books of maintained for such purposes, with full power of substitution in the premises.

Dated

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed By1

[1]	The Holder’s signature must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

Exhibit A-1 Page 5

EXHIBIT A-2

FORM OF FACE OF GLOBAL WARRANT CERTIFICATE

CITADEL BROADCASTING CORPORATION

No. 1

Cusip Number:  17285T 11 4

Zero Warrants

WARRANTS TO PURCHASE CLASS B COMMON STOCK

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON JUNE 3, 2030

This Global Warrant Certificate is held by The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 2.4 of the Warrant Agreement dated as of June 3, 2010, by and between the Company and the Warrant Agent (the “Warrant Agreement”), (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 2.4 of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co., or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until the provisions set forth in the Warrant Agreement have been complied with.

In the event of any conflict or inconsistency between this Global Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall control.

Exhibit A-2 Page 6

THIS WARRANT HAS BEEN, AND THE COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE “WARRANT SHARES,” AND TOGETHER WITH THIS WARRANT, THE “SECURITIES”) WILL BE, ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SECTION 1145 OF THE BANKRUPTCY REFORM ACT OF 1978, AS AMENDED (THE “BANKRUPTCY CODE”). THE SECURITIES MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED THAT THE HOLDER IS NOT DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE. IF THE HOLDER IS DEEMED TO BE AN UNDERWRITER AS SUCH TERM IS DEFINED IN SECTION 1145(b) OF THE BANKRUPTCY CODE, THEN THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY IS IN RECEIPT OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE WARRANT SHARES REPRESENTED BY THIS WARRANT.

THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS ON EXERCISE, TRANSFER, SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER SIMILAR TRANSFER AS SET FORTH IN THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY AND A WARRANT AGREEMENT AMONG THE COMPANY AND THE WARRANT AGENT (ON BEHALF OF THE ORIGINAL HOLDERS OF THE WARRANT SHARES), COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO

5:00 P.M., NEW YORK CITY TIME, ON JUNE 3, 2030

WARRANT TO PURCHASE ONE SHARE OF CLASS B COMMON STOCK OF CITADEL

BROADCASTING CORPORATION FOR EACH WARRANT HELD

CITADEL BROADCASTING CORPORATION

CUSIP #: 17285T114

DISTRIBUTION DATE: June 3, 2010

No. 1

Exhibit A-2 Page 7

This certifies that, for value received, Cede & Co., and its registered assigns (collectively, the “Registered Holder”), is entitled to purchase from Citadel Broadcasting Corporation, a corporation incorporated under the laws of the State of Delaware (the “Company”), subject to the terms and conditions hereof, at any time before 5:00 p.m., New York time, on June 3, 2030, the number of fully paid and non-assessable shares of Class B Common Stock of the Company set forth above at the Exercise Price (as defined in the Warrant Agreement). The Exercise Price and the number and kind of shares purchasable hereunder are subject to adjustment from time to time as provided in Article IV of the Warrant Agreement. The initial Exercise Price shall be $0.001.

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of the 3rd day of June, 2010.

CITADEL BROADCASTING CORPORATION

By:

Print Name:

Title:

Attest:

Secretary

MELLON INVESTOR SERVICES LLC

as Warrant Agent

By:
Name:
Title:

Address of Registered Holder for Notices (until changed in accordance with this Warrant):

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

Exhibit A-2 Page 8

FORM OF REVERSE OF GLOBAL WARRANT CERTIFICATE

The Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants to purchase shares of Class B Common Stock issued pursuant to that the Warrant Agreement, a copy of which may be inspected at the Warrant Agent’s office designated for such purpose. The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the Registered Holders of the Warrants. All capitalized terms used on the face of this Warrant herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Upon due presentment for registration of transfer of the Warrant at the office of the Warrant Agent designated for such purpose, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other charge.

The Company shall not be required to issue fractions of Warrant Shares or any certificates that evidence fractional Warrant Shares.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

This Warrant does not entitle the Registered Holder to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the Registered Holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Exhibit A-2 Page 9

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered holder of the Global Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the Global Warrant Certificate not being assigned hereby) all of the rights of the undersigned under the Global Warrant Certificate, with respect to the whole number of Warrants set forth below:

Name(s) of Assignee(s):

Address:

No. of Warrants:

Please insert social security or other identifying number of assignee(s):

and does hereby irrevocably constitute and appoint

the undersigned’s attorney to make such transfer on the books of maintained for such purposes, with full power of substitution in the premises.

Dated

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed By1

[1]	The Holder’s signature must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

Exhibit A-2 Page 10

EXHIBIT B

FORM OF OWNERSHIP CERTIFICATION

*** This Form must be accompanied by a completed FCC Worksheet current as of the date of this certification

                              (the “Holder”) hereby represents and certifies that as of the date below such Holder is

         (a) a citizen of the United States (“U.S. Citizen”), or

         (b) an entity organized under the laws of the United States (“U.S. Entity”).

To the extent the Holder is a U.S. Entity, the Holder represents and certifies that as of the date below, U.S. Citizens and U.S. Entities hold,

         percent of the direct and indirect voting interests of Holder, and percent of the direct and indirect equity interests of Holder.

The Holder further represents and certifies that, for purposes of this Ownership Certification, it has determined its level of direct and indirect voting and ownership interests in accordance with 47 U.S.C. § 310(b) and FCC rules.

The Holder acknowledges that the Company may decline to honor a requested exercise if it has a reasonable basis to believe, based on the most recent information available to it, that the exercise would cause more than 20% of its Common Stock in the aggregate to be owned, directly or indirectly, by alien owners; provided that the Company shall not be required to monitor the alien ownership among its stockholders more often than required by federal communications law.

By:
Sign

Print Name

Title:

Entity:

Date:

Exhibit C-1 Page 1

EXHIBIT C-1

EXERCISE FORM FOR REGISTERED HOLDERS

HOLDING BOOK-ENTRY WARRANTS

(To be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by the Book-Entry Warrants, to purchase Class B Common Stock and herewith tenders payment for      of the shares of Class B Common Stock to the order of BNY Mellon Shareowner Services in the amount of $         in accordance with the terms of the Warrant Agreement and this Warrant.

The undersigned requests that a statement representing the Class B Common Stock be delivered as follows:

Name
Address

Delivery Address (if different)

If said number of shares shall not be all the shares purchasable under the within Warrant Statement, the undersigned requests that a new Book-Entry Warrant representing the balance of such Warrants shall be registered, with the appropriate Warrant Statement delivered as follows:

Name
Address

Delivery Address (if different)

Signature
Social Security or Other Taxpayer Identification Number of Holder

Note: If the statement representing the Class B Common Stock or any Book-Entry Warrants representing Warrants not exercised is to be registered in a name other than that in which the Book-Entry Warrants are registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

Exhibit C-1 Page 1

Exercise Form and Ownership Certification

Must be delivered to the Warrant Agent as follows:

By Mail:	For Information, Call:	By Overnight Courier:

Mellon Investor Services LLC Corporate Actions Dept. P.O. Box 3301 South Hackensack, NJ 07606	1-877-277-9935	Mellon Investor Services LLC Corporate Actions Dept., 27th Fl. 480 Washington Blvd. Jersey City, NJ 07310

Exhibit C-1 Page 2

EXHIBIT C-2

EXERCISE FORM FOR BENEFICIAL HOLDERS

HOLDING WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT

IN THE DEPOSITORY TRUST COMPANY

(To be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by                      Warrants held for its benefit through the book-entry facilities of Depository Trust Company (the “Depositary”), to purchase Class B Common Stock and herewith tenders payment for      of the shares of Class B Common Stock to the order of BNY Mellon Shareowner Services in the amount of $         in accordance with the terms of the Warrant Agreement and this Warrant.

The undersigned requests that the Class B Common Stock issuable upon exercise of the Warrants be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that if the shares of Class B Common Stock are evidenced by global securities, the shares of Class B Common Stock shall be registered in the name of the Depositary or its nominee.

Dated:

NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY:

(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

ADDRESS:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

DEPOSITARY ACCOUNT NO.

Exhibit B- Page 1

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”.

WARRANT HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DEPOSITARY PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE SHARES OF CLASS B COMMON STOCK ARE TO BE CREDITED:

DEPOSITARY ACCOUNT NO.

FILL IN FOR DELIVERY OF THE CLASS B COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

NUMBER OF WARRANTS BEING EXERCISED:

(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature:

Name:

Capacity in which Signing:

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent

Exhibit C-2 Page 2